UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2015 (December 8, 2015)

PREVENTION INSURANCE.COM

(Exact name of registrant as specified in its charter)

Delaware	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A No. 79-3 Jalan Metro PerdanaBara 1 Taman Usahawan Kepong Kuala Lumpor , Malaysia 52000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +60 3 6258 5887

c/o Paragon Capital LP, 110 East 59th Street,

22 Floor

New York, New York 10022

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Change in Control of Registrant

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 8, 2015, a change of control occurred with respect to the Company. Pursuant to a Securities Purchase Agreement entered into by and among the Company, Paragon Capital LP (“Seller”), and Yik Kei Ong (“Buyer”, as nominee for certain third parties) (the “Purchase Agreement”), Seller assigned, transferred and conveyed to Buyer, as nominee (i) 2,109,286 shares of common stock of Company (“Common Stock”) and (ii) the following convertible notes of the Company totaling $199,500 (“Convertible Notes”); (a) a Convertible Note from the Company dated August 31, 2015 in the amount of $127,000, (b) a Convertible Note from the Company dated August 31, 2015 in the amount of $35,000, (c) a Convertible Note from the Company dated April 30, 2015 in the amount of $17,500, and (d) a Convertible Note from the Company dated November 3, 2015 in the amount of $20,000. The Convertible Notes are convertible into common stock of the Company at $0.001 per share for a total of 19,950,000 shares of common stock.

On the closing of the above transaction, Mr. Alan Donenfeld, the sole officer of Seller, resigned in all officer capacities from the Company and Yik Kei Ong was appointed Chief Executive Officer and Chief Financial Officer of the Company.

Effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 (the “Schedule 14f-1”) to the Company’s stockholders (the “Appointment Date”), Mr. Donenfeld will resign as a director and on that same date, Mr. Ong will be appointed as the Company’s Chairman of the Board at that time.

Name	Age	Position
Yik Kei Ong	38	Chief Executive Officer and Chief Financial Officer

The business background description of the newly appointed officer is set forth below.

Mr. Yik Kei Ong is an entrepreneur and has been involved in numerous business enterprises. Since November 2013, he has been Chief Executive Officer of Trinity Green Tech Sdn Bdn, a Malaysian company that has developed a proprietary wind power technology. From May 2007 to August 2013, he was Group Executive Director of TGGI Holdings, Inc., a British Virgin Island company involved in marketing of loyalty cards to customers of client companies.

Immediately following the closing of the transaction, the Convertible Notes were converted into 19,950,000 shares of common stock of the Company.

After giving effect to the above described transaction, the assignment of the Common Stock and Convertible Notes from Mr. Ong to certain third parties and the conversion of the Convertible Notes to common stock of the Company, the following table lists, as of the date of this report, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 22,340,081 shares of our common stock issued and outstanding as of the date of this report and gives effect to the conversion of the Convertible Notes to common stock of the Company.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

		AMOUNT AND
		NATURE OF
TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS(1)

Common Stock	Teow Wooi Huat(1)	8,936,058	40%
	K1-G08 Keneri Court
	JALAN PANDAN INDAH 6/1 PANDAN INDAH
	55100 Kuala Lumpur, Malaysia

Common Stock	Teow Chee Chow(1)	3,351,013	15%
	K1-G08 Keneri Court
	JALAN PANDAN INDAH 6/1 PANDAN INDAH
	55100 Kuala Lumpur, Malaysia

Common Stock	Teow EE Meng(1)	3,3510,013	15%
	K1-G08 Keneri Court
	JALAN PANDAN INDAH 6/1 PANDAN INDAH
	55100 Kuala Lumpur, Malaysia

Common Stock	Smart Mate Limited(2)	661,778	3%
	B4-3-1 to 5, Solaris Dutamas, No 1 Jalan Dutamas 1, 50480 Kuala Lumpu

Common Stock	Officers and Directors as a Group (1 persons) (2)	661,778	3%

(1). Mr. Teow Wooi Huat is the father of both Teow Chee Chow and Teow EE Meng, who are brothers. Each person disclaims the beneficial ownership of the other two persons.

(2). Mr. Yik Kei Ong, our President, Chief Financial Officer and Chief Financial Officer is Managing Member of this entity

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTION INSURANCE.COM

(Registrant)

/s/ Yip Kei Ong

Yip Kei Ong

Chief Executive Officer

Date: December 16, 2015